SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report: March 7, 2000


                          PATHOBIOTEK DIAGNOSTICS, INC.
                          -----------------------------
       (Exact name of registrant as specified in its charter post-merger)


                           INVESTRA ENTERPRISES, INC.
                           --------------------------
                     (Prior name of corporation pre-merger)


Florida                            0-28519                  91-1997143
--------------------               ------------             ------------------
(State or other                    (Commission              (IRS Employer
jurisdiction of incorporation      File Number)             Identification  No.
pre-merger)                                                 pre-merger)


Texas                                                       76-0510754
--------------------                                        -----------------
(State or other                                             (IRS Employer
jurisdiction of incorporation                               Identification  No.
post-merger)                                                post-merger)


            7010 NW 100 DRIVE, BLDG. A, STE. #101, HOUSTON, TX 77092
            --------------------------------------------------------
                                  (New Address)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE ( 713 )785-4722
                                 ---------------

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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

     On March 6, 2000, Pathobiotek Diagnostics, Inc. completed a Share Purchase Agreement with shareholders of Investra Enterprises, Inc. in which Pathobiotek Diagnostics, Inc. acquired all of the issued and outstanding shares of the Registrant from the five shareholders for purposes of completing a Merger of Pathobiotek Diagnostics, Inc. and Investra Enterprises, Inc. On March 6, 2000 Pathobiotek Diagnostics, Inc. and Investra Enterprises, Inc. completed a merger with Pathobiotek Diagnostics, Inc. being the surviving entity.


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     Pathobiotek was born out of research started by its chief scientific officer, Dr. Luther E. Lindner at Texas A&M Medical School in the mid 1980's. All rights were purchased for the work started there and all other work between that time and 1993. Pathobiotek Diagnostics Inc., (PDI) was a research and development company engaged in the discovery, identification, and characterization of novel microbial agents. Now the mission has changed to further development of its technologies and license them to qualified strategic partners. Assets and technologies were acquired from two other companies and eventually Pathobiotek was formed on July 26, 1996 to develop diagnostics for MS and other immune diseases. PDI currently employs nine full-time and eighteen part-time/contract people including experts in medicine, molecular biology, microbiology, immunology, pathogenesis, genetics, and pathology.

     Pathobiotek has moved forward to advance the technology surrounding a novel human microorganism, Luey, which is associated with MS, CFS, and other immune disorders. Currently, a unique culturing system and two definitive genetic identification assays, fluorescent in situ hybridization (FISH) and PCR, have been developed. Quantitative methods for diagnostic purposes are currently under development. Among the potential microbial agents that scientists at PDI have identified is an organism that is associated with symptoms in multiple sclerosis
(MS) patients. This organism has not been associated with any specific human disease, although there are a few reports of opportunistic infections in immunocompromised individuals. PDI has conducted preliminary studies* that have shown a 100% correlation between clinical improvement and reduction of levels of organism in the patient. A similar correlation with this organism has been seen in the treatment of other disorders, such as Chronic Fatigue Syndrome (CFS) and certain autoimmune disorders.

     The Company intends to obtain FDA approvals, where necessary, continue testing and when allowed under applicable rules, license its technologies to marketing partners.

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ITEM 3. BANKRUPTCY OR RECEIVERSHIP

                  None.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

                  None.

ITEM 5. OTHER EVENTS

                  None.

ITEM 6. RESIGNATION AND APPOINTMENT OF DIRECTORS

     Two new directors have come with the merger of the companies.

     Robert C. Simpson, Ph.D. is a director as of March 6, 2000. He has served as President and CEO of Pathobiotek Diagnostics, Inc. since 1996. From 1993 to present Dr. Simpson has also served as President and CEO of Pacific Biotech International, Inc. His educational experience includes Michigan State University where he studied Education Systems Development. At Eurotechnical Research University he studied Business Administration and received a Ph.D. He also studied at Central Michigan University and the University of Michigan for Business Administration where he achieved a M.A. and B.B.A, respectively.

     Luther E. Lindner, M.D., Ph.D. is a director as of March 6, 2000. Dr. Lindner is a board certified pathologist with an unusual breadth of experience and knowledge in different areas plus a strong academic background. Dr. Lindner is currently an associate professor at Texas A&M University teaching and researching infectious disease since 1983. He has served as Vice President and CSO to Pathobiotek Diagnostics, Inc. (1996-present) and Pacific Biotech
International, Inc. (1993 - present). He has studied at Case Western Reserve University for Experimental Pathology where he obtained a Ph.D., University Hospitals, CWRU for Anatomic Pathology Residence, Case Western Reserve University for Medicine where he received an M.D. degree. A B.S. was obtained through the University of Toledo in the field of Pre-Medicine.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIALS, & EXHIBITS

                  Exhibits:

                  10.1     Share Purchase Agreement
                  10.2     Articles of Merger
                  10.3     Plan of Merger

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 7, 2000                   Pathobiotek Diagnostics, Inc.



                                      By:/s/Robert C. Simpson
                                      Robert C. Simpson, President







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